As filed with the Securities and Exchange Commission on February 21, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	88-3772307
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1201 Pennsylvania Avenue, N.W.

6th Floor

Washington, D.C. 20004

(Address of principal executive offices, including zip code)

FiscalNote Holdings, Inc. 2022 Long-Term Incentive Plan

FiscalNote Holdings, Inc. 2022 Employee Stock Purchase Plan

(Full titles of the plans)

Josh Resnik

1201 Pennsylvania Avenue, N.W.

6th Floor

Washington, D.C. 20004

(Name and address of agent for service)

(202) 793-5300

(Telephone number, including area code, of agent for service)

Copy to:

Kevin L. Vold

Polsinelli PC

1401 Eye Street, NW, Suite 800

Washington, DC 20005

Telephone: (202) 783-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, FiscalNote Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register (i) 11,139,719 additional shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), under the Registrant’s 2022 Long-Term Incentive Plan, as amended (the “2022 Plan”), of which (a) 4,000,000 shares of Class A Common Stock are being registered after the Company’s shareholders approved a one-time increase in the number of shares authorized for issuance under the 2022 Plan and (b) 7,139,719 shares of Class A Common Stock are being registered pursuant to the provisions of the 2022 Plan providing for an automatic increase in the number of shares of Class A Common Stock reserved and available for issuance under the 2022 Plan on January 1, 2025, and (ii) 1,510,853 additional shares of Class A Common Stock under the Registrant’s 2022 Employee Stock Purchase Plan (the “2022 ESPP”), pursuant to the provisions of the 2022 ESPP providing for an automatic increase in the number of shares of Class A Common Stock reserved and available for issuance under the 2022 ESPP on January 1, 2025.

In accordance with General Instruction E to Form S-8, except as supplemented by the information set forth below, this Registration Statement incorporates by reference the contents of the Registrant’s previous Registration Statements on Form S-8 filed with the Commission on October 5, 2022 (File No. 333-267753), March 29, 2023 (File No. 333-270942) and March 15, 2024 (File No. 333-277997) (the “Prior Registration Statements”), including the documents incorporated by reference therein. The securities registered by this Registration Statement are of the same class as the other securities for which the Prior Registration Statements were filed.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024.

(b) The Registrant’s Quarterly Reports on Form 10-Q (File No 001-39672) filed with the SEC on each of May 10, 2024, August 8,  2024 and November 12, 2024.

(c) The Registrant’s Current Reports on Form 8-K (File No 001-39672) filed with the SEC on each of March 15, 2024, April  12, 2024, May  31, 2024, June  14, 2024, October  31, 2024 (only Item 8.01), November  15, 2024 (only Item 5.02) and November  29, 2024 (only Item 3.01), December  19, 2024 (only Item 5.02) and January 3, 2025.

(d) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on No. 001-39672) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(e) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description	Form	File Number	Exhibit or Annex	Filing Date

4.1	Certificate of Incorporation of FiscalNote Holdings, Inc.	8-K	001-39672	3.1	August 2, 2022

4.2	Bylaws of Incorporation of FiscalNote Holdings, Inc.	8-K	001-39672	3.2	August 2, 2022

4.3	Amended and Restated Registration Rights Agreement, dated as of July 29, 2022	8-K	001-39672	10.5	August 2, 2022

5.1*	Opinion of Polsinelli PC.

23.1*	Consent of Polsinelli PC (included in Exhibit 5.1).

23.2*	Consent of RSM US LLP.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	FiscalNote Holdings, Inc. 2022 Long-Term Incentive Plan.	8-K	001-39672	10.9	August 2, 2022

99.2	Amendment to the FiscalNote Holdings, Inc. 2022 Long-Term Incentive Plan.	8-K	001-39672	10.1	January 3, 2025

99.3	FiscalNote Holdings, Inc. 2022 Employee Stock Purchase Plan.	8-K	001-39672	10.1	August 2, 2022

107*	Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on this 21st day of February, 2025.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Josh Resnik
Name:	Josh Resnik
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jon Slabaugh and Todd Aman, and each or any of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Josh Resnik Josh Resnik	Chief Executive Officer (Principal Executive Officer)	February 21, 2025

/s/ Jon Slabaugh Jon Slabaugh	Chief Financial Officer and Senior Vice President of Corporate Development (Principal Financial Officer)	February 21, 2025

/s/ Paul Donnell Paul Donnell	Chief Accounting Officer (Principal Accounting Officer)	February 21, 2025

/s/ Timothy Hwang Timothy Hwang	Executive Chairman & Director	February 21, 2025

/s/ Gerald Yao Gerald Yao	Chief Strategy Officer, Global Head of ESG and Director	February 21, 2025

/s/ Michael J. Callahan Michael J. Callahan	Director	February 21, 2025

/s/ Key Compton Key Compton	Director	February 21, 2025

/s/ Manoj Jain Manoj Jain	Director	February 21, 2025

/s/ Stanley McChrystal Stanley McChrystal	Director	February 21, 2025

/s/ Keith Nilsson Keith Nilsson	Director	February 21, 2025

/s/ Anna Sedgley Anna Sedgley	Director	February 21, 2025

/s/ Brandon Sweeney Brandon Sweeney	Director	February 21, 2025